SUBSIDIARIES OF THE REGISTRANT



                                Jurisdiction of
                                 Incorporation          Name Under Which
 Name                           of Origination        Business is Conducted
 ----                           --------------        ----------------------

 First Carnegie Deposit          United States                (1)

 Fedcar, Inc. (2)                Pennsylvania                 (1)



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(1)  Same as corporate name.
(2)  Subsidiary of First Carnegie Deposit.